United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2009
(December 2, 2009)

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement

On December 2, 2009, IsoRay Medical, Inc. ("Medical"), a wholly owned subsidiary of IsoRay, Inc. (the "Registrant"), entered into a Distribution Agreement (the "Agreement") with Oncura, Inc., a Delaware corporation ("Oncura"), with the Agreement having an effective date of November 15, 2009. Under the Agreement, Medical will be a non-exclusive distributor of Oncura’s Iodine-125 products in the United States and Canada. The Agreement will expire on November 15, 2010 unless earlier terminated or renewed by the parties.

ITEM 9.01 Exhibits

(c)	Exhibits

10.55	Distribution Agreement, dated effective November 15, 2009, by and between IsoRay Medical, Inc. and Oncura, Inc. (confidential treatment requested for redacted portions)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2009

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO